UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 7, 2009

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2009 Performance Bonus Program

On May 7, 2009 the Compensation and Executive Development Committee (the “Compensation Committee”) of the Board of Directors of Jamba, Inc. (the “Company”) approved a 2009 fiscal year Performance Bonus Program for employees based out of the Company’s corporate headquarters (the “2009 Performance Bonus Program”).

Under the 2009 Performance Bonus Program, the Compensation Committee established guidelines for an annual cash bonus pool that may be paid for fiscal year 2009. Under the program, bonuses will be earned upon the Company’s achievement of a minimum positive fiscal 2009 adjusted “EBITDA” target that has been set by the Compensation Committee. If the target is achieved, the bonus pool to be allocated among all the program participants will be approximately $200,000 - $300,000. If the minimum target is not achieved, the bonus pool is zero and no cash bonus awards will be paid under the 2009 Performance Bonus Program. If the target is exceeded to a number that reflects the Company’s maximum projected adjusted “EBITDA,” the total bonus pool will increase on a sliding scale up to a maximum estimated bonus pool of approximately $1.0 million. The Compensation Committee also authorized a separate bonus pool based on the same adjusted “EBITDA” targets to be allocated and awarded to program participants at the sole discretion of the Chief Executive Officer. The total bonus pool of this separate discretionary bonus pool will be approximately $50,000 - $75,000 if the target is achieved and, if the target is exceeded, will increase on a sliding scale to a maximum bonus pool of approximately $290,000. Payment of the bonus for any program participant is contingent upon continued employment with the Company through the time the bonus amount is determined and paid during the first fiscal quarter in 2010.

Each program participant is eligible to receive a bonus payment from the non-discretionary bonus pool based on his or her position, salary, length of service during fiscal 2009, and a level of performance that at least meets expectations based on the Company’s criteria. Under the 2009 Performance Bonus Program, each of the executive officers listed in the table below (the “Applicable Executive Officers”) are eligible to receive a bonus opportunity from the non-discretionary pool approximately as follows based on the current number and salaries of program participants:

Target Non-Discretionary Bonus Opportunity

Applicable Executive Officer

Karen L. Luey, Senior Vice President and Chief Financial Officer	$13,000 - $65,000
Steve Adkins, Senior Vice President, Company Operations	$13,000 - $65,000
Thibault de Chatellus, Senior Vice President, Global Franchise Development	$14,000 - $69,000
Michael W. Fox, Senior Vice President, General Counsel and Secretary	$13,000 - $65,000
Gregory A. Schwartz, Senior Vice President, Supply Chain and Operations Services	$13,000 - $65,000

In addition, the Applicable Executive Officers are eligible to receive a portion of the discretionary bonus pool as described above. James D. White, President and Chief Executive Officer, receives a bonus calculated in accordance with his employment agreement. The components of the 2009 Performance Bonus Program are subject to adjustment as determined by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: May 13, 2009	By:	/s/ Karen L. Luey
		Name:	Karen L. Luey
		Title:	Senior Vice President, Chief Financial Officer